Exhibit 10.3

Second Amendment to the

Waste Management Inc. 2014 Stock Incentive Plan

WHEREAS, Waste Management, Inc. (the “Company”) has adopted the Waste Management Inc. 2014 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Paragraph XIII of the Plan, the Board may amend the Plan at any time, subject to any applicable stockholder approval requirements;

WHEREAS, the Board desires to amend the plan to include certain minimum vesting and exercise requirements; and

NOW THEREFORE, effective as of June 28, 2022, the Plan is hereby amended in the following respect:

1.	Subparagraph V(e) of the Plan shall be deleted in its entirety and replaced with the following:

(e) Minimum Vesting Periods. Restricted Stock Awards and Phantom Stock Awards in the form of restricted stock units that vest as a result of the passage of time and continued service by the Participant shall be subject to a minimum vesting period of three years from the date of grant (but with permissible pro rata vesting over such period with the initial vest commencing no less than one year from the date of grant).  Restricted Stock Awards, Bonus Stock Awards and Performance Awards whose vesting is subject to the achievement of specified performance criteria over a performance period shall be subject to a minimum performance period of one year. Stock Options and Stock Appreciation Rights shall be subject to a minimum vesting period of one year from the date of grant, prior to which there will be no right to exercise the Stock Option or Stock Appreciation Right.  Notwithstanding the foregoing, such minimum vesting or exercise periods shall not apply (i) to terminations of employment due to death, disability or retirement, (ii) upon a change in control of the Company, (iii) to substitute awards (not reducing the vesting periods of the Awards being replaced), and (iv) to Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the total shares authorized for issuance under the Plan.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on this 28th day of June 2022.

WASTE MANGEMENT, INC.
By:	/s/ Courtney A. Tippy
Courtney A. Tippy
Vice President & Corporate Secretary